Exhibit 99.1

DocuSign Announces First Quarter Fiscal 2020 Financial Results

San Francisco – June 6, 2019 – DocuSign (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud for digitally transforming how organizations prepare, sign, act on, and manage agreements, today announced results for its fiscal quarter ended April 30, 2019.

“Overall, we posted a solid first quarter for Fiscal 2020—revenues grew 37% year-over-year, we were again profitable on a non-GAAP basis, and we now have over half a million paying customers around the world. What’s more, we are seeing strong results from the work we’ve done to optimize our go-to-market sales motion, bringing in net new customers and expanding use cases within our installed base. And with the announcement of the DocuSign Agreement Cloud this quarter—our suite of products and integrations for automating the entire agreement process—we can now deliver a much broader set of solutions to market, positioning us as the next ‘must-have' cloud.” said Dan Springer, CEO of DocuSign.

First Quarter Financial Highlights

▪
Total revenue was $214.0 million, an increase of 37% year-over-year. Subscription revenue was $201.5 million, an increase of 36% year-over-year. Professional services and other revenue was $12.5 million, an increase of 64% year-over-year.

▪	Billings were $215.0 million, an increase of 27% year-over-year.

▪	GAAP gross margin was 76%, compared to 63% in the same period last year. Non-GAAP gross margin was 79% compared to 80% in the same period last year.

▪	GAAP net loss per basic and diluted share was $0.27 on 172 million shares outstanding compared to GAAP net loss per share of $7.46 in the first quarter of fiscal 2019 on 36 million shares outstanding.

▪
Non-GAAP net income per diluted share was $0.07 on 189 million shares outstanding compared to non-GAAP net income per share of $0.01 in the first quarter of fiscal 2019 on 60 million shares outstanding.

▪	Net cash provided by operating activities was $45.7 million, compared to $15.0 million in the same period last year.

▪	Free cash flow was $30.4 million in the first quarter of fiscal 2020 compared to free cash flow of $8.8 million in the same period last year.

▪	Cash, cash equivalents, restricted cash and investments were $937.0 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

•
DocuSign Agreement Cloud. In March the company announced the DocuSign Agreement Cloud—a suite of more than a dozen products and 350 integrations for digitally transforming how organizations prepare, sign, act on and manage agreements. By helping to automate and connect the entire agreement process, the DocuSign Agreement Cloud allows organizations to do business faster, with less risk, and lower costs, and in turn deliver better experiences for customers, partners, and employees. This comprehensive suite defines a new category of cloud software that we believe has the potential to significantly expand our total addressable market.

•
DocuSign Spring 19 Release. The company launched several new products and updates as part of the DocuSign Agreement Cloud: DocuSign Gen for Salesforce, which simplifies and accelerates the generation of signature-ready contracts from within Salesforce; DocuSign Click, which allows organizations of any size to capture consent to standard agreement terms on websites, such as a privacy policy, with a single click; and DocuSign Identify, which enables companies to automate the verification of government-issued IDs and European eIDs, for transactions that require them.

•
Seal Software Investment. The company announced a $15 million investment in Seal Software, a leader in artificial intelligence. Building on the partnership between DocuSign and Seal Software, this investment in Seal's artificial intelligence-based agreement discovery and analytics solutions builds on DocuSign’s commitment to make the DocuSign Agreement Cloud offering smarter and more impactful for customers.

Outlook

The company currently expects the following guidance:

▪	Quarter ending July 31, 2019 (in millions, except percentages):

Total revenue	$218	to	$222
Billings	$215	to	$225
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	15%	to	17%
Non-GAAP general and administrative	10%	to	14%
Interest and other income (expense)	$3	to	$4
Provision for income taxes	$2	to	$2.2
Non-GAAP diluted weighted-average shares outstanding	185	to	190

▪	Year ending January 31, 2020 (in millions, except percentages):

Total revenue	$917	to	$922
Billings	$1,010	to	$1,030
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	15%	to	17%
Non-GAAP general and administrative	10%	to	13%
Interest and other income (expense)	$12	to	$16
Provision for income taxes	$8	to	$10
Non-GAAP diluted weighted-average shares outstanding	190	to	195

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on June 6, 2019 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at docusign.com/investors. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) June 20, 2019 using the passcode 13690792.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature: the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than 500,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2003-2019. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to the benefits of the DocuSign Agreement Cloud, our estimated total addressable market and the impact of DocuSign Agreement Cloud on such market, the potential benefits of our investment in, and partnership with, Seal Software, and our ability to deliver product innovation. They also include statements about our possible or assumed business strategies, potential growth opportunities and potential market opportunities.
Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to estimate the size of our total addressable market; our ability to sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers’ needs, rapid technological change and increased competition in our market; our ability to compete effectively, expand our operations and increase adoption of our platform internationally; our ability to successfully integrate SpringCM's operations; our ability to pay off our convertible senior notes when due; our ability to successfully defend assertions by third parties that we violate their intellectual property rights; and our ability to respond to a network or data security incident that allows unauthorized access to our network or data or our customers’ data. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended January 31, 2019, and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2019	2018
Revenue:
Subscription	$201,458	$148,198
Professional services and other	12,504	7,610
Total revenue	213,962	155,808
Cost of revenue:
Subscription	33,119	32,438
Professional services and other	18,900	25,856
Total cost of revenue	52,019	58,294
Gross profit	161,943	97,514
Operating expenses:
Sales and marketing	129,936	191,085
Research and development	37,183	70,870
General and administrative	37,261	103,117
Total expenses	204,380	365,072
Loss from operations	(42,437)	(267,558)
Interest expense	(7,156)	(193)
Interest income and other income (expense), net	5,217	(2,228)
Loss before provision for income taxes	(44,376)	(269,979)
Provision for income taxes	1,346	708
Net loss	$(45,722)	$(270,687)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(7.46)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	172,101	36,334

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$2,282	$9,955
Cost of revenue—professional services	3,440	16,045
Sales and marketing	18,102	112,481
Research and development	7,317	47,268
General and administrative	11,130	84,045

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2019	January 31, 2019
Assets
Current assets
Cash and cash equivalents	$236,476	$517,811
Investments—current	515,648	251,203
Restricted cash	167	367
Accounts receivable	117,134	174,548
Contract assets—current	13,360	10,616
Prepaid expense and other current assets	39,341	29,976
Total current assets	922,126	984,521
Investments—noncurrent	184,683	164,220
Property and equipment, net	84,094	75,832
Operating lease right-of-use assets	143,361	—
Goodwill	194,775	195,225
Intangible assets, net	69,490	74,203
Deferred contract acquisition costs—noncurrent	115,924	112,583
Other assets—noncurrent	23,947	8,833
Total assets	$1,738,400	$1,615,417
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,436	$19,590
Accrued expenses	28,133	21,755
Accrued compensation	57,684	77,553
Contract liabilities—current	385,460	381,060
Operating lease liabilities—current	16,921	—
Deferred rent—current	—	2,452
Other liabilities—current	12,973	13,903
Total current liabilities	522,607	516,313
Convertible senior notes, net	445,385	438,932
Contract liabilities—noncurrent	7,586	7,712
Operating lease liabilities—noncurrent	154,778	—
Deferred rent—noncurrent	—	24,195
Deferred tax liability—noncurrent	4,267	4,207
Other liabilities—noncurrent	6,095	9,696
Total liabilities	1,140,718	1,001,055
Stockholders’ equity
Common stock	17	17
Additional paid-in capital	1,575,471	1,545,088
Accumulated other comprehensive loss	(3,258)	(1,965)
Accumulated deficit	(974,548)	(928,778)
Total stockholders’ equity	597,682	614,362
Total liabilities and stockholders' equity	$1,738,400	$1,615,417

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(45,722)	$(270,687)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,971	8,600
Amortization of deferred contract acquisition and fulfillment costs	14,260	9,246
Amortization of debt discount and transaction costs	6,454	—
Amortization of operating lease right-of-use assets	4,128	—
Stock-based compensation expense	42,271	269,794
Deferred income taxes	52	(6)
Other	(1,111)	2,225
Changes in operating assets and liabilities
Accounts receivable	57,414	19,622
Contract assets	(2,701)	2,546
Prepaid expenses and other current assets	(7,107)	(6,519)
Deferred contract acquisition and fulfillment costs	(20,487)	(12,326)
Other assets	541	440
Accounts payable	282	(7,218)
Accrued expenses	6,442	3,302
Accrued compensation	(19,869)	(16,947)
Contract liabilities	4,274	12,611
Operating lease liabilities	(3,705)	—
Other liabilities	(1,732)	309
Net cash provided by operating activities	45,655	14,992
Cash flows from investing activities:
Purchases of marketable securities	(375,211)	—
Maturities of marketable securities	92,457	—
Purchases of strategic investments	(15,500)	—
Purchases of property and equipment	(15,237)	(6,184)
Net cash used in investing activities	(313,491)	(6,184)
Cash flows from financing activities:
Payment of tax withholding obligation on RSU settlement	(56,137)	—
Proceeds from exercise of stock options	32,254	7,815
Proceeds from employee stock purchase plan	10,563	—
Payment of deferred offering costs	—	(2,194)
Net cash provided by (used in) financing activities	(13,320)	5,621
Effect of foreign exchange on cash, cash equivalents and restricted cash	(379)	(2,069)
Net increase (decrease) in cash, cash equivalents and restricted cash	(281,535)	12,360
Cash, cash equivalents and restricted cash at beginning of period	518,178	257,436
Cash, cash equivalents and restricted cash at end of period	$236,643	$269,796

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended April 30,
(in thousands)	2019	2018
GAAP gross profit	$161,943	$97,514
Add: Stock-based compensation	5,722	26,000
Add: Amortization of acquisition-related intangibles	1,627	1,668
Add: Employer payroll tax on employee stock transactions	652	—
Non-GAAP gross profit	$169,944	$125,182
GAAP gross margin	76%	63%
Non-GAAP adjustments	3%	17%
Non-GAAP gross margin	79%	80%

GAAP subscription gross profit	$168,339	$115,760
Add: Stock-based compensation	2,282	9,955
Add: Amortization of acquisition-related intangibles	1,627	1,668
Add: Employer payroll tax on employee stock transactions	221	—
Non-GAAP subscription gross profit	$172,469	$127,383
GAAP subscription gross margin	84%	78%
Non-GAAP adjustments	2%	8%
Non-GAAP subscription gross margin	86%	86%

GAAP professional services and other gross loss	$(6,396)	$(18,246)
Add: Stock-based compensation	3,440	16,045
Add: Employer payroll tax on employee stock transactions	431	—
Non-GAAP professional services and other gross loss	$(2,525)	$(2,201)
GAAP professional services and other gross margin	(51)%	(240)%
Non-GAAP adjustments	31%	211%
Non-GAAP professional services and other gross margin	(20)%	(29)%

Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2019	2018
GAAP sales and marketing	$129,936	$191,085
Less: Stock-based compensation	(18,102)	(112,481)
Less: Amortization of acquisition-related intangibles	(3,106)	(765)
Less: Employer payroll tax on employee stock transactions	(2,351)	—
Non-GAAP sales and marketing	$106,377	$77,839
GAAP sales and marketing as a percentage of revenue	61%	123%
Non-GAAP sales and marketing as a percentage of revenue	50%	50%

GAAP research and development	$37,183	$70,870
Less: Stock-based compensation	(7,317)	(47,268)
Less: Employer payroll tax on employee stock transactions	(1,150)	—
Non-GAAP research and development	$28,716	$23,602
GAAP research and development as a percentage of revenue	17%	45%
Non-GAAP research and development as a percentage of revenue	13%	15%

GAAP general and administrative	$37,261	$103,117
Less: Stock-based compensation	(11,130)	(84,045)
Less: Employer payroll tax on employee stock transactions	(1,602)	—
Non-GAAP general and administrative	$24,529	$19,072
GAAP general and administrative as a percentage of revenue	18%	67%
Non-GAAP general and administrative as a percentage of revenue	11%	12%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2019	2018
GAAP operating loss	$(42,437)	$(267,558)
Add: Stock-based compensation	42,271	269,794
Add: Amortization of acquisition-related intangibles	4,733	2,433
Add: Employer payroll tax on employee stock transactions	5,755	—
Non-GAAP operating income	$10,322	$4,669
GAAP operating margin	(20)%	(172)%
Non-GAAP adjustments	25%	175%
Non-GAAP operating margin	5%	3%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2019	2018
GAAP net loss	$(45,722)	$(270,687)
Add: Stock-based compensation	42,271	269,794
Add: Amortization of acquisition-related intangibles	4,733	2,433
Add: Employer payroll tax on employee stock transactions	5,755	—
Add: Amortization of debt discount and issuance costs	6,454	—
Non-GAAP net income	$13,491	$1,540

Numerator:
Non-GAAP net income	$13,491	$1,540
Less: preferred stock accretion	—	(353)
Less: net income allocated to participating securities	—	(871)
Non-GAAP net income attributable to common stockholders	$13,491	$316

Denominator:
Weighted-average common shares outstanding, basic	172,101	36,334
Effect of dilutive securities	17,080	23,833
Non-GAAP weighted-average common shares outstanding, diluted	189,181	60,167

GAAP net loss per share, basic and diluted	$(0.27)	$(7.46)
Non-GAAP net income per share, basic	0.08	0.01
Non-GAAP net income per share, diluted	0.07	0.01

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2019	2018
Net cash provided by operating activities	$45,655	$14,992
Less: purchase of property and equipment	(15,237)	(6,184)
Non-GAAP free cash flow	$30,418	$8,808
Net cash used in investing activities	$(313,491)	$(6,184)
Net cash provided by (used in) financing activities	$(13,320)	$5,621

Computation of billings:

	Three Months Ended April 30,
(in thousands)	2019	2018
Revenue	$213,962	$155,808
Add: Contract liabilities and refund liability, end of period	395,254	293,667
Less: Contract liabilities and refund liability, beginning of period	(390,887)	(282,943)
Add: Contract assets and unbilled accounts receivable, beginning of period	13,436	16,899
Less: Contract assets and unbilled accounts receivable, end of period	(16,810)	(14,555)
Non-GAAP billings	$214,955	$168,876